                                                                     Exhibit 5


           [LETTERHEAD OF NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.]


                                  April 9, 2002

InterCept, Inc.
3150 Holcomb Bridge Road, Suite 200
Norcross, Georgia  30071

Gentlemen:

         We have acted as counsel to InterCept, Inc. (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, covering the offering of up to 1,931,514 shares (the "Shares") of the Company's Common Stock, no par value, that may be issued pursuant to The InterCept Group, Inc. Amended and Restated 1996 Stock Option Plan, as amended (the "Plan"). In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion.

         This opinion is limited by and is in accordance with the January 1, 1992, edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

         Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares covered by the Registration Statement, which may be issued pursuant to the Plan, will, when issued in accordance with the Plan, be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                                      Very truly yours,

                                      NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.


                                      By:       /s/ Charles D. Vaughn
                                           ----------------------------------
                                             Charles D. Vaughn, a partner